Exhibit 10.1

SECOND AMENDMENT TO

AYRO, INC. 2020 LONG-TERM INCENTIVE PLAN

This SECOND AMENDMENT TO AYRO, INC. 2020 LONG-TERM INCENTIVE PLAN (this “Amendment”), effective as of September 14, 2023, is made and entered into by AYRO, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the AYRO, Inc. Long-Term Incentive Plan, as amended by the First Amendment effective December 17, 2020 (collectively, the “Plan”).

RECITALS

WHEREAS, Article 9 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time and from time to time;

WHEREAS, the Board desires to amend the Plan to increase the aggregate number of shares of Common Stock that may be issued under the Plan, as set forth in Article 5 of the Plan, by an additional 5,750,000 shares of Common Stock; and

WHEREAS, the Board intends to submit this Amendment to the Company’s stockholders for their approval.

NOW, THEREFORE, in accordance with Article 9 of the Plan, the Company hereby amends the Plan as follows:

1. Section 5.1 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:

5.1 Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is Nine Million Eight Hundred Thirty-Nine Thousand Six Hundred Fifty (9,839,650) shares, of which one hundred percent (100%) may be delivered pursuant to Incentive Stock Options. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of the Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of the Plan.

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

AYRO, INC.

By:	/s/ Thomas M. Wittenschlaeger
Name:	Thomas M. Wittenschlaeger
Title:	Chief Executive Officer

Signature Page to

Second Amendment to

AYRO, Inc. Long-Term Incentive Plan